    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1998

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933


                                TEGAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                                                         68-0370244
  (State or other jurisdiction of             2201 S. McDowell Boulevard                   (I.R.S. Employer
  incorporation or organization)                     P.O. Box 6020                      Identification Number)
                                               Petaluma, CA  94955-6020
                                  (Address of principal executive offices)  (Zip)

                              --------------------

                                TEGAL CORPORATION
                         1998 EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                              --------------------

                                MICHAEL L. PARODI
                      President and Chief Executive Officer
                                TEGAL CORPORATION
                           2201 S. McDowell Boulevard
                                  P.O. Box 6020
                             Petaluma, CA 94955-6020
                                 (707) 763-5600
 (Name, address and telephone number, including area code, of agent for service)
                                   Copies to:
                          Christopher L. Kaufman, Esq.
                                Latham & Watkins
                                 75 Willow Road
                              Menlo Park, CA 94025
                                 (650) 328-4600

                             --------------------

                         Calculation of Registration Fee

=====================================================================================================================
                                                                              Proposed
                                                      Proposed                Maximum
Title of                        Amount                 Maximum               Aggregate               Amount of
Securities to                    to be             Offering Price             Offering             Registration
be Registered                 Registered            Per Share (1)            Price (1)                Fee(1)
=====================================================================================================================
Common Stock,                   600,000                 $2.16                $1,296,000              $382.32
$0.01 par value

=====================================================================================================================

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 600,000 shares registered hereunder (the average ($2.16) of the high ($2.38) and low ($1.94) prices for the Company's Common Stock quoted on the Nasdaq National Market on November 3,
         1998).

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement on Form S-8 of Tegal Corporation, a Delaware corporation (the "Registrant" or the "Company"), covers 600,000 shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock") reserved for issuance under the Tegal Corporation 1998 Equity Participation Plan, adopted effective as of July 16, 1998.

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

                  (b) Quarterly Reports on Form 10-Q for the periods ended June 30, 1998 and September 30, 1998;

                  (c) Current Report on Form 8-K dated May 11, 1998; and

                  (d) The description of the Company's Common Stock contained in the Form 8-A Registration Statement used to register the Common Stock and filed with the Commission (File No. 01-26824), which was declared effective by the Commission on October 18, 1995, including any subsequently filed amendments and reports updating such description.

         In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


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
         The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

         In addition, pursuant to an agreement with holders of securities providing for registration rights, such holders are entitled to be indemnified by the Company for certain liabilities under federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

    4.1    1998 Equity Participation Plan.

    5      Opinion of Latham & Watkins.

   23.1    Consent of Latham & Watkins (included in Exhibit 5).

   23.2    Consent of KPMG Peat Marwick LLP.

   23.3    Consent of PricewaterhouseCoopers LLP.

   24      Power of Attorney (included on page 5 of this Registration
           Statement).
---------------


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;


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
                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on this 30th day of October 1998.

                                      TEGAL CORPORATION

                                      By:  /s/ MICHAEL L. PARODI
                                          ---------------------------
                                          Michael L. Parodi
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael L. Parodi and David Curtis with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 1998.



        Signature                                    Title

/s/ MICHAEL L. PARODI              President, Chief Executive Officer and
----------------------------       Director (Principal Executive Officer)
Michael L. Parodi

/s/ DAVID CURTIS                   Vice President, Finance and Administration
----------------------------       and Chief Financial Officer
David Curtis                       (Principal Financial Officer)

/s/ WILLIAM O'SHEA                 Corporate Controller
----------------------------       (Principal Accounting Officer)
William O'Shea

/s/ ROBERT V. HERY                 Chairman of the Board
----------------------------
Robert V. Hery

/s/ JEFFREY M. KRAUSS              Director
----------------------------
Jeffrey M. Krauss

/s/ THOMAS R. MIKA                 Director
----------------------------
Thomas R. Mika

/s/ FRED NAZEM                     Director
----------------------------
Fred Nazem

/s/ EDWARD A. DOHRING              Director
----------------------------
Edward A. Dohring


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
                                INDEX TO EXHIBITS

Exhibit

    4.1    1998 Equity Participation Plan.

    5      Opinion of Latham & Watkins.

   23.1    Consent of Latham & Watkins (included in Exhibit 5).

   23.2    Consent of KPMG Peat Marwick LLP.

   23.3    Consent of PricewaterhouseCoopers LLP.

   24 Power of Attorney (included on page 5 of this Registration Statement).

---------------


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